EXHIBIT 23-1
                            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 12, 1995 on the financial statements and schedules of Stewart & Stevenson 401(k) Savings Plan as of and for the year ended December 31, 1994, included in this Form 11-K, into the previously filed Stewart & Stevenson Services, Inc. Form S-8 Registration Statement File No. 33-52903.


/s/ Arthur Andersen, LLP



Houston, Texas
June 29, 1995